                                                                     Exhibit 8.1

                           CRAVATH, SWAINE & MOORE LLP

                                [New York Office]

                                                                  June 24, 2005

                        Capital Maritime & Trading Corp.
                        --------------------------------

Ladies and Gentleman:

     You have requested our opinion regarding certain United States federal income tax matters relating to Capital Maritime & Trading Corp. (the "Company")
and the holders of common shares of the Company.

     In formulating our opinion as to these matters, we have examined such documents as we have deemed appropriate, including the Registration Statement and amendments to such Registration Statement filed by the Company on Form F-1 with the Securities and Exchange Commission through the date hereof (the
"Registration Statement"). We also have obtained such additional information as we have deemed relevant and necessary from representatives of the Company.
Capitalized terms not defined herein have the meanings ascribed to them in the
Registration Statement.

     We are of opinion that the tax discussion (subject to the qualifications set forth in such discussion) under the caption "Tax Considerations--United
States Federal Income Tax Considerations" in the Registration Statement
accurately describes the United States federal income tax considerations to the
Company and holders of Company common stock. Our opinion does not relate to any factual or accounting matters, determination or conclusions, such as amounts and computations or facts relating to the business, income, activities or ownership of the Company.

     Our opinion and the tax discussion set forth in the Registration Statement are based on the current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with

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retroactive effect. No opinion is expressed on any matters other than those described above.

     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement.

                                             Very truly yours,

                                             /s/ Cravath, Swaine & Moore LLP

                                             Cravath, Swaine & Moore LLP

Capital Maritime & Trading Corp.
   3, Iassonos Street
      Piraeus, Athens
         18537
          GREECE